                                                                    EXHIBIT 32.1


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Alaska Communications Systems Group, Inc. (the "Company") on Form 10-K/A for the fiscal year ending December 31, 2004 (the "Report"), I, Liane Pelletier, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section . 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: November 2, 2005                 /s/ Liane Pelletier
                                       -----------------------------------------
                                       Liane Pelletier
                                       Chief Executive Officer,
                                       Chairman of the Board and President
                                       Alaska Communications Systems Group, Inc.